CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Pre-Effective Amendment No. 1 to Registration Statement No. 811-21963 on Form N-2 of our report dated February 14, 2007, relating to the financial statements of Rochdale Core Alternative Strategies Master Fund LLC.

DELOITTE & TOUCHE LLP

Chicago, Illinois
March 1, 2007